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                                                                  Exhibit 10.3

                                 EMPLOYMENT AGREEMENT


          THIS AGREEMENT, dated as of November 18, 1998, is by and between INTERIM SERVICES INC., a Delaware corporation (hereinafter referred to as the "Company"), and RAYMOND MARCY (hereinafter the "Executive").

                                      RECITALS

          A. The Executive currently serves as the Company's Chairman of the Board, President and Chief Executive Officer and his services and knowledge are valuable to the Company in connection with the management of its business.

          B. The Company desires to continue to employ the Executive and to enter into a new agreement embodying the terms of such employment.

          C. The Executive desires to continue the Executive's employment and to enter into a new agreement embodying the terms of such employment.

                                     AGREEMENTS

          NOW, THEREFORE, to induce the Executive to remain in the employ of the Company and its subsidiaries, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

          1.   EMPLOYMENT.

          a)   TITLES AND DUTIES.  During the Term of Employment (as defined in
Section 2 hereof), the Executive shall serve as Chairman of the Board, President and Chief Executive Officer of the Company. The Executive shall perform and assume all duties and responsibilities customary to such position and shall devote all of his business time and energies thereto. In carrying out such duties and responsibilities, the Executive shall report to, and be subject to the direction of, the Board of Directors of the Company (the "Board").

          b) OTHER ACTIVITIES. Notwithstanding the foregoing, the Executive may, with the prior written approval of the Board, serve on the boards of directors of nonprofit organizations and business corporations, provided that the Board concludes in its sole discretion none of the foregoing activities interferes with the performance of the Executive's duties hereunder.

          c) BOARD SERVICE. It is the intention of the parties that the Executive be elected by the shareholders of the Company to serve as a member of the Board during the Term of Employment.

          2.   TERM.

          a) IN GENERAL. The Term of Employment under this Agreement shall commence as of the date of this Agreement and end on April 30, 2001, unless further extended or sooner terminated as hereinafter provided (the "Term of Employment").

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          b)   EXTENSION.  On April 30, 2001 and each succeeding April 30, the
Term of Employment shall automatically be extended for an additional one year period unless, not later than six months prior to such anniversary, either party shall have given written notice to the other that the Term of Employment shall not be extended further.

          3.   BASE SALARY.

          The Company shall pay the Executive, in accordance with the Company's regular payroll practices applicable to salaried employees, an annualized base salary at the rate in effect on the date of this Agreement, as the same may from time to time be increased or decreased (subject to Section 8(d) hereof) at the sole discretion of the Compensation Committee of the Board (the "Compensation Committee").

          4.   INCENTIVE AWARDS.

          a) The Executive shall participate in the Company's annual incentive plan for senior-level executives as in effect from time to time, subject to the performance standards set by the Compensation Committee. Payment of any annual incentive award shall be made at the same time that such awards are paid to other senior-level executives of the Company. The Executive's annual incentive award target shall be set by the Compensation Committee.

          b) The Executive shall be eligible to receive grants under the Company's long-term incentive plan as in effect from time to time; provided, however, that the size, type and other terms and conditions of any such grant to the Executive shall be determined by the Compensation Committee.

          5.   BENEFITS, FRINGES AND PERQUISITES.

          The Executive shall be entitled to participate in all employee pension and welfare benefit, fringe benefit and perquisite plans and programs made available to the Company's senior-level executives as in effect from time to time.

          6.   VACATION.

          The Executive shall be entitled to vacation in accordance with the Company's vacation policy applicable to its senior-level executives, but not less than six weeks. Vacations shall be arranged in order that they not materially interfere with the normal functioning of the Company's business activities or the performance of the Executive's duties hereunder.

          7.   BUSINESS EXPENSES.

          The Company shall reimburse the Executive for any ordinary, necessary and reasonable business expenses that the Executive incurs in connection with the performance of his duties under this Agreement, in accordance with the Company's policy regarding the reimbursement of business expenses.

          8.   TERMINATION OF EMPLOYMENT.

          a) DEATH OR DISABILITY. The Executive's employment shall terminate upon the Executive's Death, and Company may terminate the Executive's employment due to Disability

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(as defined herein).  If, during the Term of Employment, the Executive's employment is terminated due to Death or Disability, the Executive (or Executive's estate or legal representative, as the case may be) shall be entitled to receive:

               i) Executive's base salary through the date of such termination of employment at the rate in effect at the time thereof;

               ii) an amount, payable at the same time that annual incentive awards for the year in which the Executive's employment so terminates are paid to senior-level executives of the Company, equal to the product of the Executive's annual incentive award target for such year and a fraction, the numerator of which is the number of days in such year through the date of such termination of employment, and the denominator of which is 365; provided, however, that no such amount shall be paid to the Executive (or to Executive's estate or legal representative, as the case may be) if annual incentive awards for such year are not paid to senior-level executives of the Company generally;

               iii) reimbursement for expenses incurred by the Executive in accordance with the Company's policy but not reimbursed prior to the date of such termination of employment;

               iv) any vested deferred base salary and annual incentive awards (including, without limitation, interest or other credits on such deferred amounts); and

               v) any other compensation or benefits that may be owed or provided to the Executive in accordance with the terms and conditions of any applicable plans and programs of the Company.

For purposes of this Agreement, "Disability" shall mean the Executive's inability, by reason of illness or other physical or mental disability, to perform the principal duties required by the position held by the Executive at the inception of such illness or disability, for any consecutive 180-day period. A determination of Disability shall be subject to the certification of a qualified medical doctor agreed to by the Company and the Executive or, in the Executive's incapacity to designate a doctor, the Executive's legal representative. If the Company and the Executive cannot agree on the designation of a doctor, then each party shall nominate a qualified medical doctor and the two doctors shall select a third doctor, and the third doctor shall make the determination as to Disability.

          b) FOR CAUSE. The Company may terminate the Executive's employment for Cause (as defined herein) if the Board determines that Cause exists and serves written notice of such termination to the Executive. If, during the Term of Employment, the Company terminates the Executive's employment for Cause, all of the Executive's annual incentive awards, long-term incentive awards, stock options and other stock or long-term incentive grants which are not then vested or not then exercisable shall be canceled as of the date of the Board's written notice of termination, and the Executive shall be entitled to receive:

               i) Executive's base salary through the date of such termination of employment at the rate in effect at the time thereof;

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               ii)  reimbursement for expenses incurred by the Executive in accordance with the Company's policy but not reimbursed prior to the date of such termination of employment;

               iii) any vested deferred base salary and vested annual incentive awards (including, without limitation, interest or other credits on such deferred amounts but not including unvested bonuses or amounts payable for the year in which the Board's written notice of termination for Cause is made, or unvested bonuses or amounts payable after the Board's written notice of termination for Cause is made); and

               iv) any other compensation or benefits that may be owed or provided to the Executive in accordance with the terms and conditions of any applicable plans and programs of the Company.

          The Executive shall be entitled to receive no other compensation or benefits, whether pursuant to this Agreement or otherwise, except as and to the extent required by law.

          For purposes of this Agreement, "Cause" shall mean one or more of the following:

          (I) the material violation of any of the terms and conditions of this Agreement or any written agreements the Executive may from time to time have with the Company (after 30 days following written notice from the Board specifying such material violation and Executive's failure to cure or remedy such material violation within such 30-day period);

          (II) inattention to or failure to perform Executive's assigned duties and responsibilities competently for any reason other than due to Disability (after 30 days following written notice from the Board specifying such inattention or failure, and Executive's failure to cure or remedy such inattention or failure within such 30-day period);

          (III) engaging in activities or conduct injurious to the reputation of the Company or its affiliates including, without limitation, engaging in immoral acts which become public information or repeatedly conveying to one person, or conveying to an assembled public group, negative information concerning the Company or its affiliates;

          (IV) commission of an act of dishonesty, including, but not limited to, misappropriation of funds or any property of the Company; or

          (V) commission by the Executive of an act which constitutes a misdemeanor (involving an act of moral turpitude) or a felony.

          c) WITHOUT CAUSE. The Company may terminate the Executive's employment without Cause. The Company's written notice to the Executive that the Term of Employment shall not be extended as provided in Section 2(b) hereof shall constitute a termination of the Executive's employment without Cause. If, during the Term of Employment, the Company terminates the Executive's employment without Cause, other than due to

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Disability, then in lieu of any amount otherwise payable under this
Agreement, or as damages for termination of Executive's employment without Cause, the Executive shall be entitled to receive:

               i) Within thirty (30) days of the date of the Board's written notice of termination without Cause, a lump sum cash severance payment (reduced by any applicable payroll or other taxes required to be withheld) equal to the product of three (3) times the sum of the Executive's annual salary for the current year plus his target bonus for the current year (provided that if the notice of termination is given prior to the determination of the Executive's salary or target bonus for the year in which the notice of termination is given, then the amounts shall be the annual salary for the prior year and the greater of the target bonus for the prior year or the actual bonus earned by the Executive for the prior year). The current year shall be (A) for purposes of determining annual salary, the year then generally used by the Company for setting salaries for senior-level executives (currently April 1 through the following
     March 31), and (B) for purposes of determining target bonus, the year then generally used by the Company for setting target bonuses for senior-level executives (currently the calendar year), in which the Board gives the Executive written notice of termination, and the prior year shall be the twelve-month period immediately preceding the current year.

               ii) During the thirty-six (36) months following the notice of termination (the "Continuation Period"), the Company shall continue to keep in full force and effect all programs of medical, dental, vision, accident, disability, life insurance, including optional term life insurance, and other similar health or welfare programs with respect to the Executive and his dependents with the same level of coverage, upon the same terms and otherwise to the same extent as such programs shall have been in effect immediately prior to the notice of termination, and the Company and the Executive shall share the costs of the continuation of such insurance coverage in the same proportion as such costs were shared immediately prior to the notice of termination or, if the terms of such programs do not permit continued participation by the Executive (or if the Company otherwise determines it advisable to amend, modify or discontinue such programs for employees generally), the Company shall otherwise provide benefits substantially similar to and no less favorable to the Executive in terms of cost or benefits ("Equivalent Benefits") than he was entitled to receive at the end of the period of coverage, for the duration of the Continuation Period. All benefits which the Company is required by this
     Section 8(c)(ii) to provide, which will not be provided by the Company's programs described herein, shall be provided through the purchase of insurance unless the Executive is uninsurable. If the Executive is uninsurable, the Company will provide the benefits out of its general assets.

               iii) Reimbursement for expenses incurred by the Executive in accordance with the Company's policy but not reimbursed prior to the date of such termination of employment.

               iv) Any vested deferred base salary and annual incentive awards (including, without limitation, interest or other credits on such deferred amounts).

               v) Any other compensation or benefits that may be owed or provided to the Executive in accordance with the terms and conditions of any applicable plans and programs of the Company.

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          If the Company terminates Executive's employment without Cause, any vesting or service requirements with respect to any employee stock options granted to the Executive and then outstanding shall be deemed satisfied.

          Notwithstanding the foregoing, if the Executive obtains other employment during the Continuation Period which provides health or welfare benefits of the type described in Section 8(c)(ii) hereof ("Other Coverage"), then Executive shall notify the Company promptly of such other employment and Other Coverage and the Company shall thereafter not provide the Executive and his dependents the benefits described in Section 8(c)(ii) hereof to the extent that such benefits are provided under the Other Coverage. Under such circumstances, the Executive shall make all claims first under the Other Coverage and then, only to the extent not paid or reimbursed by the Other Coverage, under the plans and programs described in
     Section 8(c)(ii) hereof.

          d) FOR GOOD REASON. The Executive may terminate his employment for Good Reason. If, during the Term of Employment, the Executive terminates his employment for Good Reason, then the Executive shall be entitled to receive:

               i) Within thirty (30) days of the date of the Executive's written notice of termination of employment for Good Reason, a lump sum cash severance payment (reduced by any applicable payroll or other taxes required to be withheld) equal to the product of three (3) times the sum of the Executive's annual salary for the current year plus his target bonus for the current year (provided that if the notice of termination is given prior to the determination of the Executive's salary or target bonus for the year in which the notice of termination is given, then the amounts shall be the annual salary for the prior year and the greater of the target bonus for the prior year or the actual bonus earned by the Executive for the prior year). The current year shall be (A) for purposes of determining annual salary, the year then generally used by the Company for setting salaries for senior-level executives (currently April 1 through the following March 31), and (B) for purposes of determining target bonus, the year then generally used by the Company for setting target bonuses for senior-level executives (currently the calendar year), in which the Executive gives the Company written notice of termination, and the prior year shall be the twelve-month period immediately preceding the current year.

               ii) During the thirty-six (36) months following the notice of termination (the "Continuation Period"), the Company shall continue to keep in full force and effect all programs of medical, dental, vision, accident, disability, life insurance, including optional term life insurance, and other similar health or welfare programs with respect to the Executive and his dependents with the same level of coverage, upon the same terms and otherwise to the same extent as such programs shall have been in effect immediately prior to the notice of termination, and the Company and the Executive shall share the costs of the continuation of such insurance coverage in the same proportion as such costs were shared immediately prior to the notice of termination or, if the terms of such programs do not permit continued participation by the Executive (or if the Company otherwise determines it advisable to amend, modify or discontinue such programs for employees generally), the Company shall otherwise provide benefits substantially similar to and no less favorable to the Executive in terms of cost or benefits ("Equivalent Benefits") than he was entitled to receive at the end of the period of coverage, for the

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     duration of the Continuation Period.  All benefits which the Company is required by this Section 8(d)(ii) to provide, which will not be provided by the Company's programs described herein, shall be provided through the purchase of insurance unless the Executive is uninsurable. If the Executive is uninsurable, the Company will provide the benefits out of its general assets. In the event the Executive obtains other employment during the Continuation Period which employment offers health plan benefits similar to those described above, the Executive shall be obligated to notify the Company promptly and the Company shall no longer be obligated to provide such benefits.

               iii) Reimbursement for expenses incurred by the Executive in accordance with the Company's policy but not reimbursed prior to the date of such termination of employment.

               iv) Any vested deferred base salary and annual incentive awards (including, without limitation, interest or other credits on such deferred amounts).

               v) Any other compensation or benefits that may be owed or provided to the Executive in accordance with the terms and conditions of any applicable plans and programs of the Company.

          If Executive terminates Executive's employment for Good Reason, any vesting or service requirements with respect to any employee stock options granted to the Executive and then outstanding shall be deemed satisfied.

          Notwithstanding the foregoing, if the Executive obtains other employment during the Continuation Period which provides health or welfare benefits of the type described in Section 8(d)(ii) hereof ("Other Coverage"), then Executive shall notify the Company promptly of such other employment and Other Coverage and the Company shall thereafter not provide the Executive and his dependents the benefits described in Section 8(d)(ii) hereof to the extent that such benefits are provided under the Other Coverage. Under such circumstances, the Executive shall make all claims first under the Other Coverage and then, only to the extent not paid or reimbursed by the Other Coverage, under the plans and programs described in
     Section 8(d)(ii) hereof.

          The Executive shall be deemed to have terminated his employment for "Good Reason" if he terminates employment within six months of:

          (I) a demotion or a material reduction in the Executive's duties or responsibilities as contemplated by Section 1(a) hereof, except for Cause or due to Disability;

          (II) a reduction in the Executive's base salary, except in the event of an across-the-board salary reduction applicable to the Company's senior-level executives generally;

          (III) a reduction in the Executive's "annual total cash compensation," which for purposes of this provision shall mean base salary plus annual incentive award target, by more than twenty percent (20%); or

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          (IV) the failure of the Company to obtain an agreement from any successor to assume and agree to perform this Agreement.

          Notwithstanding the foregoing, any failure to extend the Term of Employment pursuant to Section 2(b) shall not constitute Good Reason.

          e) VOLUNTARY TERMINATION. If, during the Term of Employment, the Executive terminates his employment other than for Good Reason or due to Retirement, the Executive shall be entitled to receive:

               i) Executive's base salary through the date of such termination of employment at the rate in effect at the time thereof;

               ii) reimbursement for expenses incurred by the Executive in accordance with the Company's policy but not reimbursed prior to the date of such termination of employment;

               iii) any vested deferred base salary and annual incentive awards (including, without limitation, interest or other credits on such deferred amounts); and

               iv) no other compensation or benefits except as and to the extent required by law.

          f) INELIGIBILITY FOR SEVERANCE PLAN PAYMENTS. Anything in this Agreement to the contrary notwithstanding, Executive shall not be entitled to any payment under any of the Company's severance plans, programs or arrangements.

          9.   COMPANY POLICIES.

          The Executive shall strictly follow and adhere to all written policies of the Company which are not inconsistent with this Agreement or applicable law including, without limitation, securities laws compliance (including, without limitation, use or disclosure of material nonpublic information, restrictions on sales of Company stock, and reporting requirements), conflicts of interest (including, without limitation, doing business with the Company or its affiliates without the prior approval of the Board), and employee harassment.

          10.  CONFIDENTIALITY.

          The Executive will not at any time (whether during or after Executive's employment with the Company) disclose or use for Executive's own benefit or purposes, or for the benefit or purpose of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise, any trade secrets, information, data, or other confidential information relating to customers, employees, job applicants, services, development programs, prices, costs, marketing, trading, investment, sales activities, promotion, processes, systems, credit and financial data, financing methods, plans, proprietary computer software, request for proposal documents, or the business and affairs of the Company generally, or of any affiliate of the Company; provided, however, that the foregoing shall not apply to information which is generally known to the industry or the public other than as a result of the Executive's breach of this covenant. The Executive agrees that upon termination of his

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employment with the Company for any reason, he will return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom (whether in written, printed or electronic form), in any way relating to the business of the Company and its affiliates.

     The Executive acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of this Section would be inadequate and, in recognition of this fact, the Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

          11.  COVENANT NOT TO COMPETE.

          a) IN GENERAL. The Executive agrees that during Executive's employment with the Company and for a period of one (1) year after the termination of such employment for whatever reason (the "Non-Compete Period"), he shall not, anywhere in the world:

               i) engage in any business, whether as an employee, consultant, partner, principal, agent, representative or stockholder (other than as a stockholder of less than a one percent (1%) equity interest) or in any other corporate or representative capacity with any other business, whether in corporate, proprietorship, or partnership form or otherwise, where such business is engaged in any activity which competes with the business of the Company or its affiliates as conducted on the date the Executive's employment terminated or during the 180 day period prior thereto, or which will compete with any proposed business activity of the Company in the planning stage on such date or during such period;

               ii) solicit business from, or perform services for, or induce others to perform services for, any company or other business entity which at any time during the one (1) year period immediately preceding the Executive's termination of employment with the Company was a client of the Company or its affiliates; or

               iii) offer, or cause to be offered, employment with any business, whether in corporate, proprietorship, or partnership form or otherwise, either on a full-time, part-time or consulting basis, to any person who was employed by the Company or its affiliates or for whom the Company or its affiliates performed outplacement services, in either case at any time during the one (1) year period immediately preceding the date the Executive's termination of employment with the Company.

          For purposes of this Agreement, affiliates of the Company include subsidiaries 50% or more owned by the Company and the Company's franchisees and licensees.

          b) CONSIDERATION. The consideration for the foregoing covenant not to compete, the sufficiency of which is hereby acknowledged, is the Company's agreement to employ the Executive and provide compensation and benefits pursuant to this Agreement.

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          c)   EQUITABLE RELIEF AND OTHER REMEDIES.  The Executive acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of this Section would be inadequate and, in recognition of this fact, the Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

          d) REFORMATION. If the foregoing covenant no to compete would otherwise be determined invalid or unenforceable by a court of competent jurisdiction, such court shall exercise its discretion in reforming the provisions of this Section to the end that the Executive be subject to a covenant not to compete, reasonable under the circumstances, enforceable by the Company.

          12.  COMPANY POLICIES, PLANS AND PROGRAMS.

          Whenever any rights under this Agreement depend on the terms of a policy, plan or program established or maintained by the Company, any determination of these rights shall be made on the basis of the policy, plan or program in effect at the time as of which the determination is made. No reference in this Agreement to any policy, plan or program established or maintained by the Company shall preclude the Company from prospectively or retroactively changing or amending or terminating that policy, plan or program or adopting a new policy, plan or program in lieu of the then-existing policy, plan or program.

          13.  BINDING AGREEMENT; SUCCESSORS.

          a) This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. For purposes of this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid.

          b) This Agreement shall be binding up and shall inure to the benefit of the Executive and the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, beneficiaries, devises and legatees. If the Executive should die while any amounts are payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, beneficiary or other designee or, if there be no such designee, to the Executive's estate.

          14.  CHANGE IN CONTROL AGREEMENTS.

          Simultaneously with the execution and delivery of this Agreement, the Company and the Executive have executed and delivered a Change In Control Agreement ("C-I-C Agreement"), which applies under the circumstances and during the period described therein. If circumstances arise which cause both the C-I-C Agreement and this Agreement to apply to the Company and the Executive, then, to the extent of any inconsistency between the provisions of

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this Agreement and the C-I-C Agreement, the terms of the C-I-C Agreement alone shall apply. However, if the C-I-C Agreement does not apply (as, for example, if there is no Change in Control as described therein, or the C-I-C Agreement has expired, or the C-I-C Agreement simply does not apply), then the provisions of this Agreement shall control and be unaffected by the C-I-C Agreement.


          15.  NOTICES.

          For the purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered by hand, (ii) on the date of transmission, if delivered by confirmed facsimile, (iii) on the first business day following the date of deposit if delivered by guaranteed overnight delivery service, or (iv) on the third business day following the date delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:
     Raymond Marcy
     7911 N. Upper Ridge Drive
     Parkland, Florida 33067

     Interim Services Inc.
     2050 Spectrum Boulevard
     Fort Lauderdale, Florida 33309
     Attention:  General Counsel

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          16.  GOVERNING LAW.

          The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Florida, without regard to principles of conflicts of laws.

          17.  ENTIRE AGREEMENT; AMENDMENT.

          This Agreement and the C-I-C Agreement contain the entire agreement between the parties concerning the subject matter hereof and supersede all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect to the subject matter hereof. No provisions of this Agreement may be amended, modified, waived or discharged unless such amendment, waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

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          18.  COUNTERPARTS.

          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which will constitute one and the same instrument.

          19.  NON-ASSIGNABILITY.

          This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, or transfer this Agreement or any rights or obligations hereunder, except as provided in Section 13. Without limiting the foregoing, the Executive's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or trust or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this paragraph the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

          20.  RESOLUTION OF DISPUTES.

          a) The parties shall submit any claim, demand, dispute, charge or cause of action (in any such case, a "Claim") arising out of, in connection with, or relating to this Agreement to binding arbitration in conformance with the J*A*M*S/ENDISPUTE Streamlined Arbitration Rules and Procedures or the J*A*M*S/ENDISPUTE Comprehensive Arbitration Rules and Procedures, as applicable, but expressly excluding Rule 28 of the J*A*M*S/ ENDISPUTE Streamlined Rules and Rule 32 of the J*A*M*S/ENDISPUTE Comprehensive Rules, as the case may be. All arbitration procedures shall be held in Fort Lauderdale, Florida and shall be subject to the choice of law provisions set forth in Section 16 of this Agreement.

          b) In the event of any dispute arising out of or relating to this Agreement for which any party is seeking injunctive relief, specific performance or other equitable relief, such matter may be resolved by litigation. Accordingly, the parties shall submit such matter to the exclusive jurisdiction of the United States District Court for the Southern District of Florida or, if jurisdiction is not available therein, any other court located in Broward County, Florida, and hereby waive any and all objections to such jurisdiction or venue that they may have. Each party agrees that process may be served upon such party in any manner authorized under the laws of the United States or Florida, and waives any objections that such party may otherwise have to such process.

          21.  NO SETOFF.

          The Company shall have no right of setoff or counterclaim in respect of any claim, debt or obligation against any payment provided for in this Agreement.

          22.  NON-EXCLUSIVITY OF RIGHTS.

          Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its subsidiaries or successors and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other

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

agreements with the Company or any of its subsidiaries or successors.
Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its subsidiaries shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

          23.  WITHHOLDING.

          The Company may withhold from any amounts payable under this Agreement such federal, state and local taxes as are required to be withheld (with respect to amounts payable hereunder or under any benefit plan or arrangement maintained by the Company) pursuant to any applicable law or regulation.

          24.  INVALIDITY OF PROVISIONS.

          In the event that any provision of this Agreement is adjudicated to be invalid or unenforceable under applicable law in any jurisdiction, the validity or enforceability of the remaining provisions thereof shall be unaffected as to such jurisdiction and such adjudication shall not affect the validity or enforceability of such provision in any other jurisdiction. To the extent that any provision of this Agreement is adjudicated to be invalid or unenforceable because it is overbroad, that provision shall not be void but rather shall be limited to the extent required by applicable law and enforced as so limited.
The parties expressly acknowledge and agree that Sections 11 and 24 are reasonable in view of the parties' respective interests.

          25.  NON-WAIVER OF RIGHTS.

          The failure by the Company or the Executive to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of the Company or the Executive thereafter to enforce each and every provision in accordance with the terms of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above set forth.

PLEASE NOTE: BY SIGNING THIS AGREEMENT, THE EXECUTIVE IS HEREBY CERTIFYING THAT THE EXECUTIVE (A) HAS RECEIVED A COPY OF THIS AGREEMENT FOR REVIEW AND STUDY BEFORE EXECUTING IT; (B) HAS READ THIS AGREEMENT CAREFULLY BEFORE SIGNING IT;
(C) HAS HAD SUFFICIENT OPPORTUNITY BEFORE SIGNING THE AGREEMENT TO ASK ANY QUESTIONS THE EXECUTIVE HAS ABOUT THE AGREEMENT AND HAS RECEIVED SATISFACTORY ANSWERS TO ALL SUCH QUESTIONS; AND (D) UNDERSTANDS THE EXECUTIVE'S RIGHTS AND OBLIGATIONS UNDER THE AGREEMENT.

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

THIS AGREEMENT IN SECTION 18 CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

                              INTERIM SERVICES INC.


                              By:  /s/ John B. Smith
                                 ---------------------------------------------
                                   Senior Vice President and Secretary

                              EXECUTIVE


                              By: /s/ Raymond Marcy
                                 ---------------------------------------------
                                   Raymond Marcy












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